Exhibit 24.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS


               Consent of Ernst & Young LLP, Independent Auditors


We consent to the incorporation by reference in the Registration Statements (Form S-3 No. 333-18279; Form S-8 Nos. 33-46981, 33-34045, 33-26681 and 2-80908)
and in the related prospectus of Meridian Medical Technologies, Inc. or its predecessor, Survival Technologies, Inc. of our report dated September 4, 1997, except for note 13, as to which the date is October 21, 1997, with respect to the consolidated financial statements and schedule of Meridian Medical Technologies, Inc. included in this Annual Report (Form 10-K) for the year ended July 31, 1997.



/s/  Ernst & Young LLP

Washington, D.C.
October 27, 1997